Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined balance sheet gives effect to LinnCo, LLC’s (“LinnCo”), an affiliate of Linn Energy, LLC (“LINN Energy), contribution of Berry Petroleum Company (“Berry”) to LINN Energy as if the transactions had been completed as of September 30, 2013. The unaudited pro forma condensed combined statements of operations gives effect to (i) LinnCo’s contribution of Berry to LINN Energy as if the transactions had been completed as of January 1, 2012, and (ii) the BP Green River Properties acquisition and the BP Hugoton Properties acquisition as if they had been completed as of January 1, 2012.
The pro forma financial information does not give effect to the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the transactions and changes in commodity and share prices.
The unaudited pro forma condensed combined financial information has been prepared for informational purposes only and does not purport to represent what the actual results of operations or the financial position of LINN Energy would have been had the transactions, the BP Green River Properties acquisition and the BP Hugoton Properties acquisition been completed as of the dates assumed, nor is this information necessarily indicative of future consolidated results of operations or financial position. The unaudited pro forma condensed combined balance sheet and statements of operations should be read in conjunction with LINN Energy’s and Berry’s historical financial statements and the notes thereto included in their Annual Reports on Form 10-K for the year ended December 31, 2012, as amended, Quarterly Reports on Form 10-Q for the nine months ended September 30, 2013, and in conjunction with the historical statements of revenues and direct operating expenses for the BP Green River Properties and the BP Hugoton Properties and the notes thereto, previously filed with the SEC.

LINN ENERGY, LLC
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
September 30, 2013

	LINN Energy Historical	Berry Historical	Pro Forma Adjustments		LINN Energy Pro Forma
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$27,480	$24,055	$—		$51,535
Accounts receivable - trade, net	349,426	148,019	—		497,445
Derivative instruments	217,853	4,960	—		222,813
Other current assets	54,547	20,003	(1,574)	(c)	72,976
Total current assets	649,306	197,037	(1,574)		844,769
Noncurrent assets:
Oil and natural gas properties (successful efforts method), net	9,666,426	3,301,182	1,421,830	(d)	14,389,438
Other property and equipment, net	447,913	14,065	69,061	(e)	531,039
Derivative instruments	635,446	17,245	—		652,691
Other noncurrent assets	173,667	24,382	(23,275)	(f)	174,774
Total noncurrent assets	10,923,452	3,356,874	1,467,616		15,747,942
Total assets	$11,572,758	$3,553,911	$1,466,042		$16,592,711

LIABILITIES AND UNITHOLDERS’ CAPITAL
Current liabilities:
Accounts payable and accrued expenses	$659,170	$153,893	$16,298	(g)	$863,025
			14,690	(h)
			18,974	(i)
Derivative instruments	12,464	8,561	—		21,025
Other accrued liabilities	156,138	53,969	—		210,107
Senior notes, net, current	—	204,116	12,884	(j)	217,000
Total current liabilities	827,772	420,539	62,846		1,311,157
Noncurrent liabilities:
Credit facility	1,705,000	636,000	—		2,341,000
Senior notes, net	4,807,873	900,000	13,000	(j)	5,720,873
Other noncurrent liabilities	191,955	463,978	(331,734)	(c)	324,199
			88,126	(i)	88,126
Total noncurrent liabilities	6,704,828	1,999,978	(230,608)		8,474,198

Commitments and contingencies
Unitholders’ capital:
Units issued and outstanding	3,656,006	—	2,781,888	(a)	6,437,894
Common stock	—	375,083	(375,083)	(b)	—
Accumulated income	384,152	758,311	(758,311)	(b)	369,462
			(14,690)	(h)
	4,040,158	1,133,394	1,633,804		6,807,356
Total liabilities and unitholders’ capital	$11,572,758	$3,553,911	$1,466,042		$16,592,711
The accompanying notes are an integral part of these pro forma condensed combined financial statements.

LINN ENERGY, LLC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2013

	LINN Energy Historical	Berry Historical	Pro Forma Adjustments		LINN Energy Pro Forma
	(in thousands, except per unit amounts)
Revenues and other:
Oil, natural gas and natural gas liquids sales	$1,488,610	$847,670	$—		$2,336,280
Gains (losses) on oil and natural gas derivatives	154,432	(10,408)	(8,571)	(k)	135,453
Marketing revenues	40,558	6,198	—		46,756
Other revenues	18,847	28,269	—		47,116
	1,702,447	871,729	(8,571)		2,565,605
Expenses:
Lease operating expenses	259,381	268,841	—		528,222
Transportation expenses	92,118	—	—		92,118
Marketing expenses	26,696	5,971	—		32,667
General and administrative expenses	150,302	59,542	(15,781)	(l)	194,063
Exploration costs	4,632	3,458	—		8,090
Depreciation, depletion and amortization	604,962	212,217	10,359	(m)	827,538
Impairment of long-lived assets	37,962	2,467	—		40,429
Taxes, other than income taxes	108,525	32,848	—		141,373
Losses on sale of assets and other, net	3,040	17,034	—		20,074
	1,287,618	602,378	(5,422)		1,884,574
Other income and (expenses):
Interest expense, net of amounts capitalized	(308,012)	(74,562)	4,919	(o)	(377,655)
Loss on extinguishment of debt	(5,304)	—	—		(5,304)
Other, net	(6,300)	—	—		(6,300)
	(319,616)	(74,562)	4,919		(389,259)
Income before income taxes	95,213	194,789	1,770		291,772
Income tax expense	2,001	72,813	(72,813)	(q)	2,001
Net income	$93,212	$121,976	$74,583		$289,771

Net income per unit:
Basic	$0.38				$0.87
Diluted	$0.38				$0.87
Weighted average units outstanding:
Basic	233,393		93,757	(r)	327,150
Diluted	233,765		93,757	(r)	327,522

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

LINN ENERGY, LLC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2012

	LINN Energy Historical	Berry Historical	BP Green River Historical	BP Hugoton Historical	Pro Forma Adjustments		LINN Energy Pro Forma
		(in thousands, except per unit amounts)
Revenues and other:
Oil, natural gas and natural gas liquids sales	$1,601,180	$937,261	$106,498	$56,882	$—		$2,701,821
Gains on oil and natural gas derivatives	124,762	64,620	—	—	8,571	(k)	197,953
Marketing revenues	37,393	7,631	—	—	—		45,024
Other revenues	10,905	33,707	—	—	—		44,612
	1,774,240	1,043,219	106,498	56,882	8,571		2,989,410
Expenses:
Lease operating expenses	317,699	272,180	31,448	20,129	—		641,456
Transportation expenses	77,322	—	—	—	—		77,322
Marketing expenses	31,821	6,873	—	6,188	—		44,882
General and administrative expenses	173,206	71,766	—	—	—		244,972
Exploration costs	1,915	20,931	—	—	—		22,846
Depreciation, depletion and amortization	606,150	227,700	—	—	72,748	(m)	908,177
					1,579	(n)
Impairment of long-lived assets	422,499	79	—	—	—		422,578
Taxes, other than income taxes	131,679	39,374	13,126	4,995	—		189,174
Losses on sale of assets and other, net	1,539	19,975	—	—	—		21,514
	1,763,830	658,878	44,574	31,312	74,327		2,572,921
Other income and (expenses):
Interest expense, net of amounts capitalized	(379,937)	(83,136)	—	—	(25,144)	(o)	(489,168)
					(951)	(p)
Loss on extinguishment of debt	—	(41,545)	—	—	—		(41,545)
Other, net	(14,299)	—	—	—	—		(14,299)
	(394,236)	(124,681)	—	—	(26,095)		(545,012)
Income (loss) before income taxes	(383,826)	259,660	61,924	25,570	(91,851)		(128,523)
Income tax expense	2,790	88,121	—	—	(88,121)	(q)	2,790
Net income (loss)	$(386,616)	$171,539	$61,924	$25,570	$(3,730)		$(131,313)

Net loss per unit:
Basic	$(1.92)						$(0.46)

Diluted	$(1.92)						$(0.46)
Weighted average units outstanding:
Basic	203,775				93,757	(r)	297,532
Diluted	203,775				93,757	(r)	297,532
The accompanying notes are an integral part of these pro forma condensed combined financial statements.

LINN ENERGY, LLC
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

Note 1 - Basis of Presentation
The unaudited pro forma condensed combined balance sheet as of September 30, 2013, is derived from:

•	the historical consolidated financial statements of LINN Energy; and

•	the historical financial statements of Berry.
The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2013, is derived from:

•	the historical consolidated financial statements of LINN Energy; and

•	the historical financial statements of Berry.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012, is derived from:

•	the historical consolidated financial statements of LINN Energy;

•	the historical financial statements of Berry; and

•
the historical statements of revenues and direct operating expenses of certain oil and natural gas properties acquired from BP America Production Company (“BP” and the properties, the “BP Green River Properties” and the “BP Hugoton Properties”).

Certain of Berry’s historical amounts have been reclassified to conform to LINN Energy’s presentation.
The unaudited pro forma condensed combined balance sheet gives effect to the acquisition of Berry as if the transaction had been completed as of September 30, 2013. The unaudited pro forma condensed combined statements of operations gives effect to the acquisition of Berry as if the transaction had been completed as of January 1, 2012, and the acquisitions from BP as if they had been completed as of January 1, 2012. The transactions and the related adjustments are described in the accompanying notes. In the opinion of LINN Energy management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the pro forma condensed combined financial statements.
The unaudited pro forma condensed combined balance sheet and statements of operations are presented for illustrative purposes only, and do not purport to be indicative of the results of operations that would actually have occurred if the transactions described had occurred as presented in such statements or that may be obtained in the future. In addition, future results may vary significantly from those reflected in such statements due to factors described in “Risk Factors” included in LINN Energy’s Annual Report on Form 10-K/A for the year ended December 31, 2012, and elsewhere in LINN Energy’s reports and filings with the SEC.
The unaudited pro forma condensed combined balance sheet and statements of operations should be read in conjunction with LINN Energy’s and Berry’s historical financial statements and the notes thereto included in their Annual Reports on Form 10‑K for the year ended December 31, 2012, as amended, and in conjunction with the historical statements of revenues and direct operating expenses for the BP Green River Properties and the BP Hugoton Properties and the notes thereto, previously filed by LINN Energy with the SEC.

LINN ENERGY, LLC
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS - Continued

Note 2 - Contribution of Berry to LINN Energy
The pro forma condensed combined financial statements reflect the contribution of Berry to LINN Energy from LinnCo, an affiliate of LINN Energy. Under the merger agreement and contribution agreement, as amended, LinnCo acquired Berry and contributed Berry to LINN Energy through multiple steps:

•
first, Bacchus Merger Sub merged with and into Berry (the “HoldCo Merger”), and the Berry stockholders received one share of HoldCo common stock for each share of Berry common stock they own, after which Berry became a wholly owned subsidiary of HoldCo;

•	second, Berry was converted from a Delaware corporation to a Delaware limited liability company (the “Conversion”);

•	third, HoldCo was merged with LinnCo Merger Sub, with LinnCo Merger Sub surviving as a wholly owned subsidiary of LinnCo (the “LinnCo Merger” and together with the HoldCo Merger, the “merger”); and

•
fourth, all of the outstanding membership interests in LinnCo Merger Sub were contributed by LinnCo to LINN Energy (the “Contribution”) in exchange for newly issued LINN Energy units (the “Issuance”), after which Berry became an indirect wholly owned subsidiary of LINN Energy.

LINN Energy refers to the HoldCo Merger, the Conversion, the LinnCo Merger, the Contribution and the Issuance together as the “transactions.”
Note 3 - Acquisition Dates
On December 16, 2013, LINN Energy completed the previously-announced transactions contemplated by the merger agreement between LINN Energy, LinnCo, an affiliate of LINN Energy, and Berry under which LinnCo acquired all of the outstanding common shares of Berry and the contribution agreement between LinnCo and LINN Energy, under which LinnCo contributed Berry to LINN Energy in exchange for LINN Energy units. Under the merger agreement, as amended, Berry’s shareholders received 1.68 LinnCo common shares for each Berry common share they owned, totaling 93,756,674 LinnCo common shares. Under the contribution agreement, LinnCo contributed Berry to LINN Energy in exchange for 93,756,674 newly issued LINN Energy units, after which Berry became an indirect wholly owned subsidiary of LINN Energy.
The acquisitions of the BP Green River Properties and the BP Hugoton Properties were completed on July 31, 2012, and March 30, 2012, for total consideration of approximately $988 million and $1.17 billion, respectively. The results of operations of the BP Green River Properties and BP Hugoton Properties have been included in the historical financial statements of LINN Energy since their acquisition dates.
Note 4 - Pro Forma Adjustments

(a)	Purchase Price of Berry
The purchase price is as follows (in thousands, except units and closing unit price):

LINN Energy units issued to LinnCo for LinnCo common shares issued	93,756,674
Closing price of LINN Energy units on December 16, 2013	$29.47
LINN Energy unit consideration	$2,763,009
Employee unit-based awards	$18,879
Total purchase price	$2,781,888

LINN ENERGY, LLC
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS - Continued

Purchase Price Allocation as of Acquisition Date:

Assets:
Cash	$451,113
Current	249,564
Noncurrent	97,202
Oil and natural gas properties	4,791,394
Total assets acquired	5,589,273
Liabilities:
Current	310,105
Noncurrent	100,809
Asset retirement obligations, current and noncurrent	94,612
Long-term debt, including current portion	2,301,859
Total liabilities assumed	2,807,385
Net assets acquired	$2,781,888
Current assets include receivables of approximately $194 million and derivative instruments of approximately $14 million. Noncurrent assets include derivative instruments of approximately $6 million and other property and equipment of approximately $83 million. Current liabilities include payables of approximately $272 million and out-of-market natural gas transportation contracts of approximately $19 million. Noncurrent liabilities include out-of-market natural gas transportation contracts of approximately $88 million.
The above allocation of the purchase price to the fair values of assets acquired and liabilities assumed includes adjustments to reflect the fair values of Berry’s assets and liabilities at the date of the acquisition. The initial allocation is not complete because the evaluation necessary to assess the fair values of certain net assets acquired is still in process. The provisional amounts are subject to revision until the evaluations are completed to the extent that additional information is obtained about the facts and circumstances that existed as of the acquisition date.

(b)	Upon closing of the acquisition, Berry’s historical shareholders’ equity accounts will be eliminated in LINN Energy’s consolidated financial statements.

(c)	Reflects an adjustment to remove taxes; deferred income taxes have not been recognized because LINN Energy is treated as a partnership for federal and state income tax purposes.

(d)
Reflects an adjustment for the estimated fair value of Berry’s proved and unproved oil and natural gas properties based on discounted cash flows estimated using forward strip oil and natural gas prices. Unproved oil and natural gas properties are excluded from depletion but will be transferred into the depletion base as proved reserves are established, or impairment is determined. Transfers of these costs into the depletion base will impact future depreciation, depletion and amortization expense.

(e)	Reflects an adjustment for the estimated fair value of Berry’s other property and equipment.

(f)	Reflects an adjustment to remove unamortized deferred financing costs for Berry’s long-term debt.

(g)	Reflects employee severance allocated to the post-combination period.

(h)
Reflects the capital contribution to LinnCo for its estimated transaction costs, which represent costs and expenses incurred by LinnCo but assumed by LINN in accordance with the contribution agreement.

(i)	Reflects adjustments for the estimated fair value of out-of-market natural gas transportation contracts and operating leases assumed.

LINN ENERGY, LLC
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS - Continued

(j)	Reflects adjustments for the estimated fair value of Berry’s debt.

(k)
Reflects certain derivative transactions, consisting of WTI swaps and Brent-WTI basis swaps, Berry entered into at LINN Energy’s request during the nine months ended September 30, 2013, with respect to Berry’s production following the execution of the merger agreement. These derivative transactions consist only of swap contracts, therefore, no expenditure was made by Berry or LINN Energy to acquire these instruments. The merger agreement provides that, in general, LinnCo and LINN Energy will bear all of the benefits and burdens of these derivative transactions if the merger agreement is terminated. The fair value of these derivative transactions included in “derivative instruments” within current liabilities and noncurrent assets was approximately $6 million and $9 million, respectively, on Berry’s historical balance sheet at September 30, 2013, and a gain of approximately $3 million is included in “gains (losses) on oil and natural gas derivatives” on Berry’s historical statement of operations for the nine months ended September 30, 2013.

The adjustments reflected on the pro forma statements of operations are to give effect to these derivative transactions as if they had been entered into as of January 1, 2012. LINN Energy used certain pricing models to determine the fair value of these derivative financial instruments. Inputs to the pricing models include publicly available prices and forward price curves generated from a compilation of data gathered from third parties. LINN Energy management also validated the data provided by third parties by understanding the pricing models used, obtaining market values from other pricing sources, analyzing pricing data in certain situations and confirming that those securities trade in active markets. Since it is assumed that the swap transactions were entered into as of January 1, 2012, as of that date, the fair value would have been zero because these are costless. On December 31, 2012, the fair value of the swaps was approximately $9 million which represented a gain for 2012 since they were valued at zero on January 1, 2012, the assumed date of the transactions. The swap transactions were actually entered into by Berry during the first quarter of 2013 and, when they were entered into, the fair value was zero since they were costless. Since the fair value decreased from approximately $9 million at December 31, 2012 to zero during the first quarter of 2013, the period the transactions were actually entered into, an approximate $9 million loss was recognized in 2013. The total pro forma loss for the nine months ended September 30, 2013, is approximately $6 million, taking into consideration the actual $3 million gain recorded by Berry (see above).

(l)
Reflects transaction costs of approximately $16 million included in the historical statement of operations for the nine months ended September 30, 2013, consisting of investment banking fees, legal fees and other acquisition-related transaction costs. The transaction costs are excluded from the pro forma statements of operations as they reflect nonrecurring charges not expected to have a continuing impact on the combined results.

(m)
Reflects incremental depreciation, depletion and amortization expense, using the units-of-production method, related to oil and natural gas properties acquired and using an estimated useful life of 20 years for other property and equipment as follows:

•
for the period from January 1 through September 30, 2013, and for the year ended December 31, 2012, $10 million and $14 million, respectively, related to Berry’s proved oil and natural gas properties and other property and equipment

•	for the period from January 1 through July 31, 2012, $43 million related to the BP Green River Properties

•	for the period from January 1 through March 30, 2012, $16 million related to the BP Hugoton Properties

(n)	Reflects accretion expense related to asset retirement obligations on oil and natural gas properties acquired as follows:

•	for the period from January 1 through July 31, 2012, $1 million related to the BP Green River Properties

•	for the period from January 1 through March 30, 2012, $342,000 related to the BP Hugoton Properties

(o)	Reflects interest expense as follows:

•
for the period from January 1 through September 30, 2013, and for the year ended December 31, 2012, a reduction of $5 million and $6 million, respectively, related to the amortization of the adjustment to fair value of Berry’s debt using the effective interest rate method

LINN ENERGY, LLC
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS - Continued

•
for the period from January 1 through July 31, 2012, $13 million related to incremental debt of approximately $988 million incurred to fund the purchase price of the BP Green River Properties; the assumed interest rate was 2.2%

•
for the period from January 1 through March 30, 2012, $18 million related to incremental debt of approximately $1.17 billion incurred to fund the purchase price of the BP Hugoton Properties; the assumed interest rate was 6.25%

A 1/8 percentage change in the assumed interest rate would result in an adjustment to pro forma net income (loss) as follows:

Year Ended December 31, 2012
(in thousands)

BP Green River Properties	$730
BP Hugoton Properties	369
$1,099

(p)	Reflects incremental amortization of deferred financing fees associated with debt incurred to fund the purchase price of the BP Hugoton Properties.

(q)
LINN Energy is treated as a partnership for federal and state income tax purposes. Accordingly, no recognition has been given to federal and state income taxes in the accompanying unaudited pro forma condensed combined statements of operations.

(r)	Reflects 93.8 million LINN Energy units assumed to be issued in conjunction with the transaction on January 1, 2012
Note 5 - Supplemental Oil and Natural Gas Reserve Information
The following tables set forth certain unaudited pro forma information concerning LINN Energy’s proved oil, natural gas and natural gas liquids (“NGL”) reserves for the year ended December 31, 2012, giving effect to the oil and natural gas properties to be acquired from Berry as if the transactions had been completed as of January 1, 2012.

	Year Ended December 31, 2012
	LINN Energy Historical	Berry Historical	LINN Energy Pro Forma
	Natural Gas (Bcf)
Proved developed and undeveloped reserves:
Beginning of year	1,675	534	2,209
Revisions of previous estimates	(559)	(205)	(764)
Purchase of minerals in place	1,176	17	1,193
Extension and discoveries	407	100	507
Production	(128)	(20)	(148)
End of year	2,571	426	2,997
Proved developed reserves:
Beginning of year	998	222	1,219
End of year	1,661	188	1,849
Proved undeveloped reserves:
Beginning of year	677	313	990
End of year	910	238	1,148

LINN ENERGY, LLC
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS - Continued

	Year Ended December 31, 2012
	LINN Energy Historical	Berry Historical	LINN Energy Pro Forma
	Oil and NGL (MMBbls)
Proved developed and undeveloped reserves:
Beginning of year	282.5	185.9	468.4
Revisions of previous estimates	(40.6)	12.1	(28.5)
Purchase of minerals in place	98.4	8.3	106.7
Sales of minerals in place	—	(0.6)	(0.6)
Extension and discoveries	50.3	8.5	58.8
Production	(19.7)	(10.0)	(29.7)
End of year	370.9	204.2	575.1
Proved developed reserves:
Beginning of year	172.6	107.9	280.5
End of year	244.4	118.9	363.3
Proved undeveloped reserves:
Beginning of year	109.9	78.0	187.9
End of year	126.5	85.3	211.8

	Year Ended December 31, 2012
	LINN Energy Historical	Berry Historical	LINN Energy Pro Forma
	Total (Bcfe)
Proved developed and undeveloped reserves:
Beginning of year	3,370	1,650	5,020
Revisions of previous estimates	(803)	(133)	(936)
Purchase of minerals in place	1,766	66	1,832
Sales of minerals in place	—	(3)	(3)
Extension and discoveries	709	151	860
Production	(246)	(80)	(326)
End of year	4,796	1,651	6,447
Proved developed reserves:
Beginning of year	2,034	869	2,903
End of year	3,127	901	4,029
Proved undeveloped reserves:
Beginning of year	1,336	781	2,117
End of year	1,669	749	2,418
Summarized in the following table is information for the standardized measure of discounted cash flows relating to proved reserves as of December 31, 2012, giving effect to the transactions. LINN Energy has adjusted for Berry’s future estimated income tax expenses included in its historical standardized measure of discounted cash flows. On a pro forma combined basis, there would be no future income tax expenses included in the standardized measure of discounted cash flows because LINN Energy is not subject to federal income taxes. Limited liability companies are subject to state income taxes in Texas; however, these amounts are immaterial.
The standardized measure of discounted future net cash flows does not purport to be, nor should it be interpreted to present, the fair value of the oil and natural gas reserves of the properties. An estimate of fair value would also take into account, among

LINN ENERGY, LLC
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS - Continued

other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions. For a discussion of the assumptions used in preparing the information presented, refer to LINN Energy’s and Berry’s financial statements for the year ended December 31, 2012.

	Year Ended December 31, 2012
	LINN Energy Historical	Berry Historical	Pro Forma Adjustments	LINN Energy Pro Forma
	(in thousands)

Future estimated revenues	$30,374,380	$19,738,729	$—	$50,113,109
Future estimated production costs	(11,460,854)	(5,884,891)	—	(17,345,745)
Future estimated development costs	(3,574,058)	(2,164,780)	—	(5,738,838)
Future estimated income tax expense	—	(3,344,024)	3,344,024	—
Future net cash flows	15,339,468	8,345,034	3,344,024	27,028,526
10% annual discount for estimated timing of cash flows	(9,266,487)	(4,511,619)	(1,807,897)	(15,586,003)
Standardized measure of discounted future net cash flows	$6,072,981	$3,833,415	$1,536,127	$11,442,523
Representative NYMEX prices: (1)
Natural gas (MMBtu)	$2.76	$2.88	N/A	N/A
Oil (Bbl)	$94.64	$90.66	N/A	N/A

(1)
In accordance with SEC regulations, reserves at December 31, 2012, were estimated using the average price during the 12-month period, determined as an unweighted average of the first-day-of-the-month price for each month, excluding escalations based upon future conditions. The price used to estimate reserves is held constant over the life of the reserves.

The following table summarizes the principal sources of change in the standardized measure of discounted future net cash flows:

	Year Ended December 31, 2012
	LINN Energy Historical	Berry Historical	Pro Forma Adjustments	LINN Energy Pro Forma
	(in thousands)

Sales and transfers of oil, natural gas and NGL produced during the period	$(1,075,354)	$(625,707)	$—	$(1,701,061)
Changes in estimated future development costs	289,762	(331,498)	—	(41,736)
Net change in sales and transfer prices and production costs related to future production	(1,463,820)	(786,022)	—	(2,249,842)
Purchase of minerals in place	2,153,651	114,094	—	2,267,745
Sales of minerals in place	—	(15,283)	—	(15,283)
Extensions, discoveries, and improved recovery	413,702	124,466	—	538,168
Previously estimated development costs incurred during the period	442,322	497,036	—	939,358
Net change due to revisions in quantity estimates	(1,595,302)	743	—	(1,594,559)
Accretion of discount	661,486	570,505	—	1,231,991
Income taxes	—	323,128	(323,128)	—
Changes in production rates and other	(368,326)	(73,326)	—	(441,652)
	$(541,879)	$(201,864)	$(323,128)	$(1,066,871)
The data presented should not be viewed as representing the expected cash flow from, or current value of, existing proved reserves since the computations are based on a large number of estimates and arbitrary assumptions. The estimation of reserve quantities requires many judgmental determinations and frequent revisions. The required projection of production and related

LINN ENERGY, LLC
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS - Continued

expenditures over time requires further estimates with respect to pipeline availability, rates of demand and governmental control. Actual future prices and costs are likely to be substantially different from the current prices and costs utilized in the computation of reported amounts. Any analysis or evaluation of the reported amounts should give specific recognition to the computational methods utilized and the limitations inherent therein.